                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the following registration statements of Atlantic Richfield Company; Registration Statement on Form S-8 (No. 333-33151), Registration Statement on Form S-8 (No. 33-43830), Registration Statement on Form S-8 (No. 33-21558), Registration Statement on Form S-8 (No. 333-33153), Registration Statement on Form S-8 (No. 333-26901), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21160), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-23639), Registration Statement on Form S-8 (No. 333-26901), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21162), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21553), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-23640), Registration Statement on Form S-8 (No. 333-26901), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21552), and Registration Statement on Form S-8 (No. 333-33245), of our report dated February 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Atlantic Richfield Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Los Angeles, California
March 2, 1998